UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 3, 2008
MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code (330) 253-5592
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     On April 3, 2008, the Company, Myers Holdings Corporation (f/k/a MYEH Corporation) (“Parent”) and Myers Acquisition Corporation (f/k/a MYEH Acquisition Corporation) (“MergerCo”) entered into a letter agreement terminating the merger transaction (the “Letter Agreement”) pursuant to Section 8.1 of the Agreement and Plan of Merger by and among the Company, Parent and MergerCo, dated April 24, 2007 (the “Merger Agreement”) and as amended by that certain letter agreement, by and among Parent, MergerCo and the Company, dated December 9, 2007 (the “December 9 Letter Agreement”). The full text of the Merger Agreement was filed with the SEC on April 26, 2007 as Exhibit 10.1 to the Current Report on Form 8-K. The full text of the December 9 Letter Agreement was filed with the SEC on December 9, 2007 as Exhibit 99.1 to the Current Report on Form 8-K. The full text of the Letter Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K. On April 4, 2008, the Company issued a press release announcing entry into the Letter Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits

99.1	Letter Agreement dated April 3, 2008.

99.2	Press Release dated April 4, 2008.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

(Registrant)

DATE April 4, 2008	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Secretary